Exhibit 99.1

AVIV REIT ANNOUNCES HIRING OF

MARK L. WETZEL AS CHIEF FINANCIAL OFFICER AND TREASURER

CHICAGO – November 11, 2013 – Aviv REIT, Inc. (“Aviv” or the “Company”) (NYSE: AVIV) announced today that it has hired Mark L. Wetzel as Chief Financial Officer and Treasurer of the Company. Mr. Wetzel replaces James H. Lyman, the Company’s previous Chief Financial Officer and Treasurer.

“We are excited to have Mark join Aviv and we are confident that he will be a significant addition to our already best-in-class executive management team,” said Craig M. Bernfield, Chairman and Chief Executive Officer of Aviv. “We are confident about significantly growing our business in the near-term and we believe that Mark’s credibility in the capital markets, as well as his capabilities, background and experience, will enhance our prospects. Given Mark’s long-term and meaningful experience as a public REIT executive, most recently as the Chief Financial Officer of DuPont Fabros Technology (NYSE: DFT), as well as his previous successful tenure at Equity Residential, we are confident that he will successfully lead all of our capital markets activities as we grow the business. We believe that Mark’s character, personality and leadership will be a great fit for the Aviv culture and we look forward to Mark being an integral part of our long-term success.”

About Mark L. Wetzel

Mr. Wetzel served as Executive Vice President, Chief Financial Officer and Treasurer of DuPont Fabros Technology, Inc. (NYSE: DFT), a wholesale data center REIT from 2008 to 2013 where he was responsible for all matters relating to accounting, corporate finance, capital markets and investor relations. From 2006 to 2007, Mr. Wetzel was the Chief Financial Officer of Vornado Realty Trust’s Merchandise Mart division. From 1994 to 2006, Mr. Wetzel served in various senior executive financial positions with Equity Residential, most recently serving as Senior Vice President and Chief Accounting Officer. From 1982 to 1994, Mr. Wetzel served in various positions in the real estate and public accounting industries. Mr. Wetzel received a Master of Business Administration degree from Xavier University and a Bachelor of Science degree in Accounting from Gannon University. Mr. Wetzel is also a non-practicing Certified Public Accountant.

About Aviv

Aviv REIT, Inc., based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care skilled nursing facilities and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. The Company currently owns 274 properties that are triple-net leased to 37 operators in 29 states.

For more information about the Company, please visit our website at www.avivreit.com or contact:

David J. Smith, Managing Director, Investor Relations & Capital Markets at 312-855-0930.

Forward-Looking Statements

This press release may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership with the SEC.